PRELIMINARY COPY OF INFORMATION STATEMENT
SECURITIES AND EXCHANGE COMMISSION

As filed with the Securities and Exchange Commission on December 16, 2002.

Registration No. 2–66073

Securities and Exchange Commission
Washington, D.C., 20549
Schedule 14C Information
Under
Reg. Section 240.14c–101

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check appropriate box:

Preliminary Information Statement
Confidential, for Use of the Commission only (as permitted by Rule 14c–5(d)(2))
Definitive Information Statement

NRM INVESTMENT COMPANY

(Name of Registrant as Specified in Charter)

     Payment of Filing Fee (Check the appropriate box):

        no fee required

        Fee computed on table below per Exchange Act Rules 14c–5(g) and 0–11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF NRM INVESTMENT COMPANY

January 17, 2003

     The annual meeting of the shareholders of NRM Investment Company is to be held at Indian Creek Country Club, Indian Creek Island, Miami Beach, Florida 33154 on January 17, 2003 at 3:00 p.m. Inquiries about the agenda for the meeting should be addressed to the Company’s assistant secretary, Edward Fackenthal at Suite 902, One Montgomery Plaza, P.O. Box 751, Norristown, Pennsylvania, 19404, or telephone (610) 279–3370.

     The principal executive office of NRM Investment Company is Suite 112, Rosemont Business Campus # 1, 919 Conestoga Road, Rosemont, Pennsylvania, 19010.

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy.

     This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on December 27, 2002.

     Security Ownership of Certain Beneficial Owners and Management

     The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders. Table I shows the information about the directors. These individuals acting as a committee of the whole, together with First National Trust Company, Johnstown, PA serve as the Company’s administrator.

     Note that in addition to being directors, John H. McCoy is Chairman of the Board, President and Treasurer. Board member James Fisher is Secretary. George W. Connell is the principal officer of Rittenhouse Trust Company, the Company’s investment advisor. Messrs. McCoy, Somers and Rainer have been directors of the Company since its inception as an investment company in 1979. Mr. Connell has been a director since December 1992 and Mr. Fisher has been a director since December 2000. All directors are elected for a one–year term. Officers serve for indefinite terms at the discretion of the directors.

     The directors hold no other directorships in companies registered under the Securities Act.

     Information for Table I regarding the shares these individuals own was furnished by First National Trust Company, Johnstown, PA, the Company’s custodian, administrator, transfer agent and provider of certain other services.

TABLE I

Name and Address	No of Shares	Percentage of Ownership

John H. McCoy 1010 Broadmoor Road Bryn Mawr, PA 19010	2,817,680	71.0%

Francis J. Rainer 410 Howard Road Gladwyne, PA 19035	210,000	5.3%

Joseph V. Somers 1518 Mt. Pleasant Rd. Villanova, PA 19085	235,057	5.9%

George W. Connell #3 Radnor Corporate Ctr. Suite 450 100 Matsonford Road Radnor, PA 19087	153,511	3.8%

James Fisher 1210 Rockcreek Road Gladwyne, PA 19035	50,000	1.3%

TABLE II – A – Interested Directors

     John H. McCoy and George W. Connell are “interested” directors as defined in the Investment Company Act of 1940. Mr. McCoy owns 71% of the outstanding shares of the Company, is its chief executive officer and controls the Company. Mr. Connell is the principal of the investment advisor for the Company and owns 3.8% of the Company’s stock.

Name	Position with Registrant	Principal Occupation During Past Five Years
John H. McCoy (1)	Director, President Treasurer (1)	Former President of National Rolling Mills, Inc., a steel rolling plant; retired since 1984. Prior thereto, he was President and Director of National Rolling Mills Co. 80 years old.
George W. Connell	Director	President, Director and sole shareholder of Rittenhouse Trust Company, the invest-advisor; Chief Investment Officer of Rittenhouse Financial Securities, a registered brokerage dealer. 66 years old.
(1) Served as President since the inception of the Company; as Treasurer since January 2001.
Table II – Directors Who are not defined as “Interested Directors”
Francis J. Rainer	Director	Former President of Rainer & Company a Professional C.P.A. Corporation. He is also a former Vice-Chairman of the Board of Delaware Valley Savings. 79 years old.
Joseph V. Somers	Director	Presently retired; former President of Somers Construction Company and Vice President of Industrial Lift Truck Co. 81 years old.
James Fisher	Director, Secretary (2)	Former Vice President of Sales, Steel Division, National Rolling Mills, Inc.; prior thereto, Aluminum Product Manager, Edgecombe Steel. 81 years old.

     (2) Served as Secretary since March 2002

     The company except for $400.00 per directors’ meeting attended does not compensate the officers and directors. During the fiscal year ending August 31, 2002 there were four quarterly meetings. All of the directors attended at least three of them.

     The Company has no audit, compensation, or nominating committees and has no underwriter.

     The Agenda for the Meeting

     Announcements to the Shareholders

     The following are items of information expected to be announced to the shareholders; they will require no action.

     Annual Report

     The Company’s annual report for the year ending August 31, 2002 was sent to shareholders of record on September 27, 2002; the Board and a representative of the Company’s investment advisor will be present in person or by conference telephone to discuss the contents of the report with the shareholders. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission on October 31, 2002. Any shareholder wishing a copy of the annual report may obtain the same without cost by calling Edward Fackenthal, counsel for the Company, collect, at (610) 279–3370.

     Further Employment of Officers, Etc.

     Management will recommend to the Board, and the Board, if accepted, will announce its resolution to appoint (1) John H. McCoy, Jr. to the positions of president and treasurer; (2) James Fisher to the position of secretary; (3) Edward Fackenthal to the position of assistant secretary, and (4) current counsel, custodian, transfer agent, and books and records administrator to their respective positions for the ensuing year.

     Status of Environmental Proceedings

Counsel for the Company will report upon the Boarhead Farm environmental cleanup project.

     Action by the Shareholders

     Tabulation of Shareholders

     There are, as of the record date, 3,978,035 outstanding shares of the Company, held in one class by 143 shareholders. Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present in person or by proxy and those attending by telephone conference, add the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business. There are not expected to be “broker non–votes” or abstentions. Should sufficient shares be thus represented, the Chairman will proceed with the following business:

     Election of Directors

     The Chairman of the meeting will entertain nominations for directors for the ensuing year. Nominations by management will be existing board members John H. McCoy, Jr., Joseph V. Somers, Francis J. Rainer, George W. Connell, and James Fisher. The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

     At the close of nominations, there will be an appointment of a judge of elections, if requested by the shareholders, the appointment to be a non–candidate appointed by the Chairman. Thereafter there will be a vote by shareholders for directors by ballot or voice vote.

Employment of Auditors and Audit Fees

     The board has reviewed the performance of Beard Miller Company, LLP, Harrisburg, Pennsylvania, as the Company’s auditor for the fiscal year ending August 31, 2002 and will recommend to the shareholders that they re–employ the auditor for the fiscal year ending August 31, 2003. No representative of the auditor’s firm is expected to be present at the meeting. For the audit of the Company’s annual financial statements for the most recent fiscal year the auditor billed $10,639.19. The firm provides only audit services and provides no services to the investment advisor. Based thereon, the directors are satisfied that the auditor will be able to maintain its required independence.

     Employment of Advisor

     From December 9, 1992 through July 15, 1997 Rittenhouse Financial Services, Inc. (“RFS”) served as the Company’s investment advisor. On September 1, 1997 the John Nuveen Company acquired RFS. On October 7, 1997 the Company’s Board ratified an amendment to the advisory agreement dated September 3, 1997 assigning the investment advisory account and agreement from RFS to the Rittenhouse Trust Company. The Rittenhouse Trust Company is qualified to act as and investment advisor for the Company under the Investment Advisors Act and the Investment Company Act. The assignment did not result in a change of actual control or management of the investment advisor, in that George W. Connell was the sole shareholder of RFS until acquired and remains the sole shareholder of Rittenhouse Trust Company. Through its own activities and that of its related companies, Rittenhouse Trust Company provides advisory, brokerage and other financial services to individual and institutional clients. The offices of the advisor are at Suite 450, No. 3 Radnor Corporate Center, Radnor, PA 19087.

     Rittenhouse Trust Company has been engaged as an advisor to the Company to render opinions on best price and execution for trades executed in the account. It also opines on the suitability of security purchases and trading activity to meet the goals and objectives of the Board and shareholders. RTC’s officers have had 21 years of experience in managing or advising clients’ fixed income assets as well as a long history of working with the Company. Their experience of trading with a wide variety of Wall Street firms gives the Board a broad view of trading effectiveness. Its research contacts on Wall Street, in addition to its in–house capabilities, give the Board a unique perspective on economics and forecasts of future rate movements.

     Attached is a listing of the directors of the advisor.

     Based upon the foregoing, the Board, has fully satisfied itself with the qualifications of RTC. The last submission of the advisory contract to the shareholders was at the 2001 annual meeting taking place on December 28, 2001. The Board again submits the advisory contract to the shareholders. The advisor’s principal, George Connell, as explained above, is a current director and seeks nomination to be a director for the next calendar year.

     The advisor furnishes investment advice to the Board, acting as an investment committee on a non–discretionary basis. The contract is terminable upon notice by the Company, and upon 60 days notice by the advisor. No changes in the contract are expected for the coming year; compensation for the advisor for the past year and for the coming year was, and is expected to be, at the annual rate of $10,000. No funds were paid to an affiliated broker.

     By–Law and Prospectus Amendment Regarding Redemptions

     The shareholders will be asked to consider by–law and prospectus amendments as follows to provide an alternate method of redeeming shares. Should the shareholders not approve a resolution adopting the amendment, the Company will not implement it.

At the instance of a redeeming shareholder having shares of a value of $10,000 or more, the Company shall redeem his shares by distributing readily marketable securities owned by the Company valued on the valuation date in the same manner as they would be for determining the Company’s net asset value.(1) The redeeming shareholder may apply to redeem all but not less than all of his shares held on the date of the redemption request. On the date of the redemption, the shareholder will receive marketable securities and, possibly, cash (for rounding) with a fair market value on the valuation date equal to the net asset value of the shares being redeemed.

     No Change in Investment Policy

     The Board will report to the shareholders that although the Company has the authority to invest up to one–half of its funds in securities other than municipal bonds, for the foreseeable future, it intends to stay fully invested in municipal bonds except for short–term cash position.

     The Company will entertain any other business that is properly presented to the shareholders.

Edward Fackenthal
Assistant Secretary

(1)

For shares purchased within six months of the date of redemption where the redemption proceeds are the Company’s securities, the Company shall distribute securities with a tax basis to the Company as close as possible to the purchase price the redeeming shareholder paid for his shares. For other shares being redeemed for Company securities, the Company shall distribute securities with a basis determined by multiplying the Company’s basis for all of its securities by a fraction the numerator of which is the total number of shares being redeemed and the denominator of which is the total number of shares outstanding on the date of redemption

The Rittenhouse Trust Company Directors

Mr. Roland C. Baker
President
First Penn–Pacific Life Insurance Company
5342 South Shore Drive
Chicago, IL 60673–2268

Mr. Edward Boehne
Former President of the Federal Reserve Bank of Pennsylvania
313 Devon State Road
Devon, PA 19333

Mr. John W. Boyer
Retired Chairman and CEO, Philadelphia Suburban Corp.
152 Lakeside Lane
Media, PA 19063

Mr. Donald R. Caldwell
Founder and Senior Managing Director
Cross Atlantic Capital Partners, Inc.
5 Radnor Corporate Center
Suite 555
Radnor, PA 19087

Ms. Virginia B. Clark
Director, External Affairs
Smithsonian Institution
1000 Jefferson Drive
Suite 105
Washington, DC 20560

George W. Connell
Chairman and Chief Executive Officer
The Rittenhouse Trust Company
3 Radnor Corporate Center
Suite 450
Radnor, PA 19087

Mr. John Garner
Retired, Former Vice President, Trust & Estates
The Rittenhouse Trust Company
54 Pasture Lane
Bryn Mawr, PA 19010

Nelson G. Harris, Esquire
Retired Chairman and CEO
Tasty Baking Company
4130 Presidential Drive
Lafayette Hill, PA 19444

Mr. Paul M. Ingersoll
638 Morris Avenue
Bryn Mawr, PA 19010

Mr. Edward W. Leisenring
Consultant
2575 White Horse Road
Berwyn, PA 19312

Mr. Leonard H. McCandless, CFA
Vice President, Nuveen/Rittenhouse Financial Services
Riddle Village
Arlington 212
Media, PA 19063

Joseph J. McLaughlin, Jr.
President and Chief Operating Officer
The Rittenhouse Trust Company
3 Radnor Corporate Center
Suite 450
Radnor, PA 19087

Mr. William B. McNamara
President, Haverford Hotel Partners, Inc.
937 E. Haverford Road
Suite 201
Bryn Mawr, PA 19010–3819

Alan L. Reed, Esquire
Philadelphia Managing Partner
Morgan, Lewis & Bockius
1701 Market Street
Philadelphia, PA 19103–2921

Honorable Edward G. Rendell
Governor–elect
123 South Broad Street
Suite 1827
Philadelphia, PA 19109

David M. Robinson
Director of Marketing
The Rittenhouse Trust Company
3 Radnor Corporate Center
Suite 450
Radnor, PA 19087

Bruce A. Rosenfield, Esquire
Partner
Schnader Harrison Segal & Lewis, LLP
Suite 3600
1600 Market Street
Philadelphia, PA 19103–7286

Mr. Robert I. Smith
Retired President & CEO, The Glenmede Trust Company,
Pew Charitable Trusts
422 Upper Hollow Hill Road
Stowe, VT 05672

Mr. Paul E. Spears
President, Hanover Shoe Farms, Inc.
106 Oak Street
Hanover, PA 17331